UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2004

HEALTHSOUTH Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

One HEALTHSOUTH Parkway, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116
(Registrant's Telephone Number, Including Area Code)

ITEM 9. Regulation FD Disclosure.

On June 1, 2004, representatives of HEALTHSOUTH Corporation will begin providing to HEALTHSOUTH employees a letter to be used to update employees on recent developments at HEALTHSOUTH. We are furnishing the text of this letter pursuant to the Securities and Exchange Commission’s Regulation FD. This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in the letter is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information presented in this report (including the letter) includes forward-looking statements in addition to historical information. These statements involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,”“expects,” “plans,” “anticipates,” “believes,”“estimates,” “predicts,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by us include: the investigations by the Department of Justice, the SEC and other governmental agencies into our financial reporting and related activity calling into question the accuracy of our previously filed financial statements; our statement that, as a result of the investigations, our previously filed financial statements should no longer be relied upon and we may restate our prior financial statements; the withdrawal by our former accountants of their audit reports on all of our previously filed financial statements; the outcome of pending litigation filed against us; significant changes in our management team; our ability to successfully amend, restructure and/or renegotiate our existing indebtedness or cure or receive waivers of the events of default under such agreements, the failure of which may result in our filing of a voluntary petition for bankruptcy; our ability to continue to operate in the ordinary course and manage our relationships with our creditors, including our lenders, bondholders, vendors and suppliers, employees and patients; changes, delays in or suspension of reimbursement for our services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; changes to or delays in the implementation of the prospective payment system for inpatient rehabilitation services; competitive pressures in the healthcare industry and our response thereto; our ability to obtain and retain favorable arrangements with third-party payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in our SEC filings and other public announcements.

The text of the letter is as follows:

[LOGO OMITTED]

June 1, 2004

Dear Fellow Employees,

Earlier today, HealthSouth announced that the Special Audit Review Committee, assisted by legal counsel Balch & Bingham LLP and a forensic accounting team from PricewaterhouseCoopers LLP (PwC), has completed and delivered its forensic accounting report to our Special Committee of the Board of Directors.

The Special Audit Review Committee was established to conduct an independent investigation of accounting irregularities at HealthSouth, and its report is the result of an extensive review conducted over approximately 14 months. The completion of the report represents yet another step in putting the past behind us and will help lay the foundation for a new beginning at HealthSouth.

The findings of the report are consistent with our previous estimates of the fraudulent and inappropriate accounting. As you may remember, on January 20, 2004, HealthSouth estimated that the cumulative effect of the accounting errors in the Company’s prior financial statements (including fraudulent entries, acquisition accounting inaccuracies and non-GAAP accounting) was approximately between $3.8 billion and $4.6 billion.

We have provided copies of the report to Alice H. Martin, United States Attorney for the Northern District of Alabama, and to the staff of the Securities and Exchange Commission (the “SEC”). The full text of the report also is being filed with the SEC today by HealthSouth, so it will be publicly available. A link to the SEC filing will be available on inside.healthsouth.com.

It is important to note that the forensic review concerns itself with HealthSouth’s historical financial statements. The findings of the report do not have any affect whatsoever on HealthSouth’s day-to-day business of providing outstanding care to our patients. Our operations and cash flow continue to be strong and we remain focused on building a future of solid growth and profitability.

In just 14 months, HealthSouth has put in place procedures and committed substantial resources to reinforce our dedication to high standards of business conduct now and into the future.

Some of the numerous steps taken include:
o	a change in the composition of the Board of Directors, with five long-standing members agreeing to voluntarily resign as part of a board transition plan. Since September 2003, four new directors have joined the board;
o	the appointment of a Chief Executive Officer, Chief Compliance Officer, General Counsel, Controller, Senior Vice President of Internal Audit and numerous other managers in the Corporate Compliance, Finance and Internal Audit areas;
o	the revision of our Corporate Governance Guidelines to take into account not only legal and regulatory requirements, but also current corporate governance best practices;
o	the adoption of a revised compliance program, including revised Standards of Business Conduct, which has been distributed to all employees;
o	an increase in the size and the scope of both the Compliance Department and the Internal Audit Department, with direct reporting responsibilities to the Compliance and Audit Committees of the Board of Directors, respectively;
o	the implementation of various technology solutions to enhance our internal control environment, including systems integration, account reconciliation applications, procurement and data integration systems and patient accounting systems;
o	the adoption of more disciplined financial policies, procedures and controls that we believe will result in more efficient and appropriate reporting of financial and operating results; and
o	the elimination of opportunities for any individual or group of individuals to make unilateral decisions.

As we reconstruct our accounting records, the new management team and the Special Committee of the Board of Directors will carefully review the forensic accounting report and the supporting documentation and will implement any additional appropriate measures to address the findings of the report.

To be sure, the fundamentals already are in place at numerous levels of HealthSouth for renewed success, and we will continue to improve our corporate culture to ensure that appropriate principles are effectively put into practice. We will continue to build a culture characterized by integrity, quality, compliance, execution, cost-effectiveness and open communication. You deserve nothing less.

I look forward to continuing to focus on our important, day-to-day business of providing outstanding care to our patients throughout the country.

Once again, thank you for your continued support and hard work.

Sincerely, /s/ Jay Grinney Jay Grinney President Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ Gregory L. Doody

Name:	Gregory L. Doody
Title:	Executive Vice President, General Counsel and Secretary

Dated: June 1, 2004